Exhibit 21

SUBSIDIARIES OF THE COMPANY

Legal Name	State or Country
American Imaging Management, Inc.	Illinois
America's 1st Choice of South Carolina, Inc.	South Carolina
America's Health Management Services, Inc.	South Carolina
AMERIGROUP Community Care of New Mexico, Inc.	New Mexico
AMERIGROUP Corporation	Delaware
Amerigroup Delaware, Inc.	Delaware
Amerigroup District of Columbia, Inc.	District of Columbia
Amerigroup Health Plan of Louisiana, Inc.	Louisiana
Amerigroup Health Plan of Oregon, Inc.	Oregon
Amerigroup Insurance Company	Texas
Amerigroup Iowa, Inc.	Iowa
Amerigroup IPA of New York, LLC	New York
Amerigroup Kansas, Inc.	Kansas
AMERIGROUP Maryland, Inc.	Maryland
Amerigroup Michigan, Inc.	Michigan
Amerigroup Mississippi, Inc.	Mississippi
AMERIGROUP New Jersey, Inc.	New Jersey
AMERIGROUP Ohio, Inc.	Ohio
Amerigroup Oklahoma Inc.	Oklahoma
Amerigroup Partnership Plan, LLC	Illinois
Amerigroup Pennsylvania, Inc.	Pennsylvania
AMERIGROUP Tennessee, Inc.	Tennessee
AMERIGROUP Texas, Inc.	Texas
Amerigroup Utah, Inc.	Utah
AMERIGROUP Washington, Inc.	Washington
AMGP Georgia Managed Care Company, Inc.	Georgia
Anthem Blue Cross Life and Health Insurance Company	California
Anthem Financial, Inc.	Delaware
Anthem Health Plans of Kentucky, Inc.	Kentucky
Anthem Health Plans of Maine, Inc.	Maine
Anthem Health Plans of New Hampshire, Inc.	New Hampshire
Anthem Health Plans of Virginia, Inc.	Virginia
Anthem Health Plans, Inc.	Connecticut
Anthem Holding Corp.	Indiana
Anthem Insurance Companies, Inc.	Indiana
Anthem Kentucky Managed Care Plan, Inc.	Kentucky
Anthem Life & Disability Insurance Company	New York
Anthem Life Insurance Company	Indiana
Anthem Partnership Holding Company, LLC	Indiana
Anthem Southeast, Inc.	Indiana
Anthem UM Services, Inc.	Indiana

Exhibit 21

Anthem Workers' Compensation, LLC	Indiana
APPLIED PATHWAYS LLC	Illinois
Arcus Enterprises, Inc.	Delaware
Aspire Health, Inc.	Delaware
Associated Group, Inc.	Indiana
ATH Holding Company, LLC	Indiana
Blue Cross and Blue Shield of Georgia, Inc.	Georgia
Blue Cross Blue Shield Healthcare Plan of Georgia, Inc.	Georgia
Blue Cross Blue Shield of Wisconsin	Wisconsin
Blue Cross of California	California
Blue Cross of California Partnership Plan, Inc.	California
CareMore Health Plan	California
CareMore Health Plan of Arizona, Inc.	Arizona
CareMore Health Plan of Nevada	Nevada
CareMore Health Plan of Texas, Inc.	Texas
CareMore Health System	California
CareMore Services Company, LLC	Indiana
CareMore, LLC	Indiana
Cerulean Companies, Inc.	Georgia
Claim Management Services, Inc.	Wisconsin
Community Care Health Plan of Louisiana, Inc.	Louisiana
Community Care Health Plan of Nevada, Inc.	Nevada
Community Insurance Company	Ohio
Compcare Health Services Insurance Corporation	Wisconsin
Crossroads Acquisition Corp.	Delaware
DeCare Analytics, LLC	Minnesota
DeCare Dental Health International, LLC	Minnesota
DeCare Dental Insurance Ireland, Ltd.	Ireland
DeCare Dental Networks, LLC	Minnesota
DeCare Dental, LLC	Minnesota
DeCare Operations Ireland, Limited	Ireland
Delivery Network, LLC	Florida
Designated Agent Company, Inc.	Kentucky
EasyScripts, LLC	Florida
EasyScripts Cutler Bay, LLC	Florida
EasyScripts Hialeah, LLC	Florida
EasyScripts Westchester, LLC	Florida
EHC Benefits Agency, Inc.	New York
Empire HealthChoice Assurance, Inc.	New York
Empire HealthChoice HMO, Inc.	New York
Federal Government Solutions, LLC	Wisconsin
Freedom Health, Inc.	Florida
Global TPA, LLC	Florida

Exhibit 21

Golden West Health Plan, Inc.	California
Greater Georgia Life Insurance Company	Georgia
Health Core, Inc.	Delaware
Health Management Corporation	Virginia
Health Ventures Partner, L.L.C.	Illinois
HealthKeepers, Inc.	Virginia
HealthLink HMO, Inc.	Missouri
HealthLink, Inc.	Illinois
HealthLink Insurance Company	Illinois
HealthPlus HP, LLC	New York
HealthSun Health Plans, Inc.	Florida
HealthSun Holdings, LLC	Florida
HealthSun Management, LLC	Florida
HealthSun Physicians Network I, LLC	Florida
HealthSun Physicians Network, LLC	Florida
Healthy Alliance Life Insurance Company	Missouri
HEP AP Holdings, Inc.	Delaware
Highland Acquisition Holdings, LLC	Delaware
Highland Holdco, Inc.	Delaware
Highland Intermediate Holdings, LLC	Delaware
Highland Investor Holdings, LLC	Delaware
HMO Colorado, Inc.	Colorado
HMO Missouri, Inc.	Missouri
Human Resource Associates, LLC	Florida
Imaging Management Holdings, LLC	Delaware
IngenioRx, Inc.	Indiana
Legato Health Technologies, LLP	India
Legato Health Technologies Philippines, Inc.	Philippines
Legato Holdings I, Inc.	Indiana
Legato Holdings II, LLC	Indiana
Living Complete Technologies, Inc.	Maryland
Matthew Thornton Health Plan, Inc.	New Hampshire
Memphis Supportive Care Partnership, LLC	Tennessee
Meridian Resource Company, LLC	Wisconsin
Nash Holding Company, LLC	Delaware
National Government Services, Inc.	Indiana
New England Research Institutes, Inc.	Massachusetts
Newco Holdings, Inc.	Indiana
NGS Federal, LLC	Indiana
OPTIMUM HEALTHCARE, INC.	Florida
Park Square Holdings, Inc.	California
Park Square I, Inc.	California
Park Square II, Inc.	California

Exhibit 21

Pasteur Medical Bird Road, LLC	Florida
Pasteur Medical Center, LLC	Delaware
Pasteur Medical Cutler Bay, LLC	Florida
Pasteur Medical Group, LLC	Florida
Pasteur Medical Hialeah Gardens, LLC	Florida
Pasteur Medical Holdings, LLC	Florida
Pasteur Medical Kendall, LLC	Florida
Pasteur Medical Management, LLC	Florida
Pasteur Medical Miami Gardens, LLC	Florida
Pasteur Medical North Miami Beach, LLC	Florida
Pasteur Medical Partners, LLC	Florida
Resolution Health, Inc.	Delaware
RightCHOICE Managed Care, Inc.	Delaware
Rocky Mountain Hospital and Medical Service, Inc.	Colorado
SellCore, Inc.	Delaware
Simply Healthcare Plans, Inc.	Florida
Southeast Services, Inc.	Virginia
State Sponsored DM Services, Inc.	Indiana
The Anthem Companies of California, Inc.	California
The Anthem Companies, Inc.	Indiana
TrustSolutions, LLC	Wisconsin
UNICARE Health Plan of West Virginia, Inc.	West Virginia
UNICARE Illinois Services, Inc.	Illinois
UniCare Life & Health Insurance Company	Indiana
UNICARE National Services, Inc.	Delaware
UniCare Specialty Services, Inc.	Delaware
Valus, Inc.	Indiana
Wellmax Health Medical Centers, LLC	Florida
Wellmax Health Physicians Network, LLC	Florida
WellPoint Acquisition, LLC	Indiana
WellPoint Behavioral Health, Inc.	Delaware
WellPoint California Services, Inc.	Delaware
WellPoint Dental Services, Inc.	Delaware
WellPoint Health Solutions, Inc.	Indiana
WellPoint Holding Corp.	Delaware
WellPoint Information Technology Services, Inc.	California
WellPoint Insurance Services, Inc.	Hawaii
WellPoint Military Care Corporation	Indiana
WPMI, LLC	Delaware